Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”), dated this 18th day of November 2014, is by and among Fraternity Community Bancorp, Inc. (the “Company”) (the “Company”), Stilwell Value Partners II, L.P. (“Stilwell Value Partners II”), Stilwell Value Partners VII, L.P. (“Stilwell Value Partners VII”), Stilwell Activist Fund, L.P. (“Activist Fund”), Stilwell Activist Investments, L.P. (“Activist Investments”), Stilwell Partners, L.P. (“Stilwell Partners”), Stilwell Value LLC (“Stilwell Value”), and Joseph Stilwell, an individual (such parties other than the Company being referred to collectively herein as the “Stilwell Group,” and each individually, other than the Company, a “Stilwell Group Member”), and Corissa J. Briglia, an individual (the “Nominee”).

RECITALS

WHEREAS, the Company, the Stilwell Group and the Nominee have agreed that it is in their mutual interests to enter into this Agreement.

NOW THEREFORE, in consideration of the Recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Stilwell Group Members. The Stilwell Group Members individually and collectively represent and warrant to the Company, as follows:

(a) Each Stilwell Group Member and the Nominee has fully disclosed in Exhibit A to this Agreement the total number of shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), as to which it or he/she is the beneficial owner, and neither the Stilwell Group nor any Stilwell Group Member nor the Nominee nor any of their affiliates has (i) a right to acquire any interest in any capital stock of the Company, or (ii) a right to vote any shares of capital stock of the Company other than as set forth in Exhibit A;

(b) The Stilwell Group and each Stilwell Group Member have full power and authority to enter into and perform their obligations under this Agreement, and the execution and delivery of this Agreement by the Stilwell Group and each Stilwell Group Member has been duly authorized by the Stilwell Group and each Stilwell Group Members. This Agreement constitutes a valid and binding obligation of the Stilwell Group and the Stilwell Group Members, and the performance of its terms will not constitute a violation of any limited partnership agreement, operating agreement, bylaws, or any agreement or instrument to which the Stilwell Group or any Stilwell Group Member is a party;

(c) There are no other persons who, by reason of their personal, business, professional or other arrangement with the Stilwell Group or any Stilwell Group Member, have agreed, in writing or orally, explicitly or implicitly, to take any action on behalf of or in lieu of the Stilwell Group or any Stilwell Group Member that would be prohibited by this Agreement; and

(d) Except for the Confidentiality Agreement dated September 17, 2014 between certain Stilwell Group Members and the Company (the “Confidentiality Agreement”), there are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Stilwell Group or any Stilwell Group Member and the Company or between the Stilwell Group or any Stilwell Group Member and the Nominee other than as set forth in this Agreement.

2. Representations and Warranties of the Company.

(a) The Company hereby represents and warrants to the Stilwell Group that the Company has full power and authority to enter into and perform its obligations under this Agreement and that the execution and delivery of this Agreement by the Company has been duly authorized by the Board of Directors of the Company. This Agreement constitutes a valid and binding obligation of the Company, and the performance of its terms will not constitute a violation of its articles of incorporation or bylaws or any agreement or instrument to which the Company is a party.

(b) The Company hereby represents and warrants to the Stilwell Group that except for the Confidentiality Agreement there are no arrangements, agreements, or understandings concerning the subject matter of this Agreement between the Stilwell Group or any Stilwell Group Member and the Company other than as set forth in this Agreement.

3. Covenants.

(a) During the term of this Agreement, the Company covenants and agrees as follows:

(i) Upon the execution of this Agreement, the Board of Directors of the Company will be expanded by one board seat, and the Nominee will be appointed a director of the Company to serve in the class of directors with terms expiring at the Company’s 2016 annual meeting of shareholders or until her successor, if any, is elected and qualified. Upon the execution of this Agreement, the Board of Directors of the Company will cause the Board of Directors of the Company’s wholly owned subsidiary, Fraternity Federal Savings and Loan Association (the “Association”), to expand the Association’s Board of Directors by one board seat and to appoint the Nominee to fill the vacancy created by the expansion of the Association’s Board of Directors to serve in the class of directors with terms expiring at the Association’s 2016 annual meeting of shareholders or until her successor, if any, is elected and qualified;

(ii) Upon her appointment and qualification to the Company’s and the Association’s Boards of Directors, the Nominee shall be treated on a consistent basis with other members of the Company’s and the Association’s Boards of Directors with respect to compensation and benefits; and

(iii) Should the Nominee’s position as a director of the Company or the Association be terminated during the term of this Agreement due to her resignation, death, permanent disability or otherwise, the Company shall appoint a replacement director, selected by Mr. Stilwell (“Replacement Director”), subject to the approval of the Company, which approval shall not be unreasonably withheld, and the Replacement Director shall, subject to the receipt of any necessary approvals of the FRB and/or the OCC and his or her agreement to honor the provisions of Sections 3(d) and 3(e) hereof, be appointed to the Boards of the Company and the Association.

(b) During the term of this Agreement, the Stilwell Group and each Stilwell Group Member covenant and agree not to do the following, directly or indirectly, alone or in concert with any affiliate, other group or other person:

(i) own, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation) any additional shares of the outstanding Company Common Stock, any rights to vote or direct the voting of any additional shares of Company Common Stock, or any securities convertible into Company Common Stock (except by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Company Common Stock generally);

(ii) without the Company’s prior written consent, directly or indirectly, sell, transfer or otherwise dispose of any interest in the Stilwell Group’s shares of Company Common Stock to any person the Stilwell Group believes, after reasonable inquiry, would be beneficial owner after any such sale or transfer of more than 5% of the outstanding shares of the Company Common Stock;

(iii) (A) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of, or other business combination involving, or a tender or exchange offer for securities of, the Company or the Association or any material portion of the Company’s or the Association’s business or assets or any type of transaction that would result in a change in control of the Company (any such transaction described in this clause (A) is a “Company Transaction” and any proposal or other action seeking to effect a Company Transaction as described in this clause (A) is defined as a “Company Transaction Proposal”), (B) seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Association or any of the businesses, operations or policies of the Company or the Association, (C) present to the Company, its shareholders or any third party any proposal constituting or that could reasonably be expected to result in a Company Transaction, or (D) seek to effect a change in control of the Company;

(iv) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that would constitute or could reasonably be expected to result in a Company Transaction or take any action that might require the Company to make a public announcement regarding any such Company Transaction;

(v) initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate any Company Transaction Proposal, or otherwise provide assistance to any person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any Company Transaction Proposal;

(vi) solicit proxies or written consents or assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents, or otherwise become a “participant” in a “solicitation,” or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Securities Exchange Act of 1934) in opposition to any recommendation or proposal of the Company’s Board of Directors, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Company Common Stock, or execute any written consent in lieu of a meeting of the holders of the Company Common Stock or grant a proxy with respect to the voting of the capital stock of the Company to any person or entity other than the Board of Directors of the Company;

(vii) initiate, propose, submit, encourage or otherwise solicit shareholders of the Company for the approval of one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal, or seek election to, or seek to place a representative or other affiliate or nominee on, the Company’s Board of Directors (other than with respect to the provisions of Sections 3(a)(i) and (iii), providing for the possible appointment of the Nominee, Alternate or Replacement Director) or seek removal of any member of the Company’s or the Association’s Boards of Directors;

(viii) form, join in or in any other way (including by deposit of the Company’s capital stock) participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to Company Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company Common Stock;

(ix) (A) join with or assist any person or entity, directly or indirectly, in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the Company’s Board of Directors to a vote of the Company’s shareholders, or (B) join with or assist any person or entity, directly or indirectly, in supporting or endorsing (including supporting, requesting or joining in any request for a meeting of shareholders in connection with), or make any statement in favor of, any proposal submitted to a vote of the Company’s shareholders that is opposed by the Company’s Board of Directors;

(x) vote for any nominee or nominees for election to the Board of Directors of the Company other than those nominated or supported by the Company’s Board of Directors;

(xi) except in connection with the enforcement of this Agreement, initiate or participate, by encouragement or otherwise, in any litigation against the Company or the Association or their respective officers and directors, or in any derivative litigation on behalf of the Company or the Association, except for testimony which may be required by law;

(xii) advise, assist, encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or otherwise seek to circumvent the limitations of, this Agreement; and

(xiii) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (xii) of this Section 3(b), or publicly announce or disclose any request to be excused from any of the foregoing obligations of this Section 3(b).

(c) At any Company annual or special meeting of shareholders during the the term of this Agreement, the Stilwell Group Members agree (i) to vote all of the shares of Company Common Stock they or any of them beneficially own in favor of the nominees for election or reelection as director of the Company selected by the Board of Directors of the Company and agree otherwise to support such director candidates, and (ii) with respect to any other proposal submitted by any Company shareholder to a vote of the Company shareholders, to vote all of the shares of Company Common Stock they beneficially own in accordance with the recommendation of the Company’s Board of Directors with respect to any such shareholder proposal.

(d) During the term of this Agreement, each Stilwell Group Member and the Nominee agree not to disparage the Company, the Association or any of their directors (including nominees supported by the Company’s Board of Directors), officers or employees in any public or quasi-public forum, and the Company and the Association agree not to disparage the Stilwell Group and the Nominee in any public or quasi-public forum.

(e) (i) The Nominee agrees that during the term of this Agreement she will not take any action, directly or indirectly, which, if the Nominee were deemed to be a Stilwell Group Member, would be in violation of or inconsistent with any of the covenants and agreements made by the Stilwell Group in clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of Section 3(b) hereof, provided, however, that nothing herein shall prevent or limit the Nominee, upon her appointment and qualification as a director of the Company and the Association, from expressing her views or positions on matters related to the Company’s or the Association’s business, operations or policies to other members of the Company’s or the Association’s Board of Directors at duly convened meetings of the Company’s or the Association’s Board of Directors in such manner as may be necessary and appropriate in order to fulfill her duties as a director;

(ii) In the event that the Nominee, breaches clause (i) of this Section 3(e), she shall promptly resign her positions as a director of the Company and the Association; in the event that the Nominee fails to resign after a breach in accordance with the provisions of this clause (ii), the Nominee agrees that the remaining directors of the Company and the Association, by majority vote thereof, may remove the Nominee, from her directorship positions with the Company and the Association;

(iii) The Nominee, and any Replacement Director, agrees to promptly submit her resignation as a director in the event of the termination of this Agreement prior to the Company’s 2016 annual meeting of shareholders.

(f) Upon the commencement of the Nominee’s services as a director of the Company, the Company, the Stilwell Group and the Nominee, will enter into a Non-Disclosure Agreement, substantially in the form attached as Exhibit B hereto, which shall remain in force through the Nominee’s tenure on the Board of Directors.

(g) If the Company announces a merger, sale or the substantial disposition of its assets to a third-party, the Stilwell Group and each Stilwell Group Member shall be entitled to sell their shares.

4. Right of First Refusal

The Stilwell Group and each Stilwell Group Member hereby grant an irrevocable right of first refusal to the Company to purchase shares of Company Common Stock beneficially owned by any of the Stilwell Group Members that any Stilwell Group Member intends to sell (“Right of First Refusal”). A “sale” shall not include any transfer from a Stilwell Group Member to an affiliate as contemplated under Section 11 herein. Such Right of First Refusal shall be exercised in the following manner: the Stilwell Group Member intending to sell any shares of Company Common Stock shall provide notice to the Company of intent to sell together with the quantity of shares to be sold. The Company shall have two business days to give notice to such Stilwell Group Member of its intent to exercise its Right of First Refusal to acquire such shares. If the Company gives timely notice of its intent to exercise such Right of First Refusal with respect to such shares, then it shall have five business days to tender the Exercise Price (as defined herein) for such shares to the selling Stilwell Group Member, and that Stilwell Group Member shall then convey title to such shares to the Company or its designee. The “Exercise Price” shall be the volume-weighted average price for the Company Common Stock as derived from Bloomberg for the five trading days prior to the date on which such Stilwell Group Member gave notice. Failure of the Company to give timely notice to such selling Stilwell Group Member will excuse the Stilwell Group from any obligation with respect to those shares so long as that Stilwell Group Member sells such shares within 30 days of the date on which that Stilwell Group Member gave its notice of its intent to sell shares, but will not affect the Company’s Right of First Refusal with respect to any other shares beneficially owned by that or any other Stilwell Group Member which was not the subject of the Stilwell Group Member’s notice of its intent to sell shares.

5. Notice of Breach and Remedies.

The parties expressly agree that an actual or threatened breach of this Agreement by any party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

The Stilwell Group and each Stilwell Group Member expressly agree that they will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Company unless and until the Company is given written notice of such breach and thirty (30) business days either to cure such breach or seek relief in court. If the Company seeks relief in court, the Stilwell Group and each Stilwell Group Member irrevocably stipulate that any failure to perform by the Stilwell Group and/or any Stilwell Group Member or any assertion by the Stilwell Group and/or any Stilwell Group Member that they are excused from performing their obligations under this Agreement would cause the Company irreparable harm, that the Company shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Stilwell Group and each Stilwell Group Member shall not deny or contest that such circumstances would cause the Company irreparable harm. If, after such thirty (30) business day period, the Company has not either reasonably cured such material breach or obtained relief in court, the Stilwell Group or each Stilwell Group Member may terminate this Agreement by delivery of written notice to the Company.

The Company expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Stilwell Group or any Stilwell Group Member unless and until the Stilwell Group and each Stilwell Group Member is given written notice of such breach and thirty (30) business days either to cure such breach or seek relief in court. If the Stilwell Group or any Stilwell Group Member seeks relief in court, the Company irrevocably stipulates that any failure to perform by the Company or any assertion by the Company that it is excused from performing its obligations under this Agreement would cause the Stilwell Group and each Stilwell Group Member irreparable harm, that the Stilwell Group or any Stilwell Group Member shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Company shall not deny or contest that such circumstances would cause the Stilwell Group and each Stilwell Group Member irreparable harm. If, after such thirty (30) business day period, the Stilwell Group or the Stilwell Group Member has not either reasonably cured such material breach or obtained relief in court, the Company may terminate this Agreement by delivery of written notice to the Stilwell Group and each Stilwell Group Member.

6. Term. This Agreement shall be effective upon the execution of the Agreement, and will remain in effect for a period expiring as of the close of business on the date of the Company’s 2016 annual meeting of shareholders.

7. Publicity. Any press release or publicity with respect to this Agreement or any provisions hereof shall be jointly prepared and issued by the parties hereto. During the term of this Agreement, no party to this Agreement shall cause, discuss, cooperate or otherwise aid in the preparation of any press release or other publicity concerning any other party to this Agreement or its operations without the prior approval of such other party, which approval shall not be unreasonably withheld; provided that the parties shall be entitled to make such filings as each deems necessary to comply with securities laws.

8. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

Stilwell Group:	Joseph Stilwell
111 Broadway, 12th Floor
New York, New York 10006
Facsimile: 212-269-2675

With a copy to:	E. J. Borrack, Esq.
c/o The Stilwell Group
111 Broadway, 12th Floor
New York, New York 10006
Facsimile: 212-269-2675

Nominee:	Corissa J. Briglia
c/o The Stilwell Group
111 Broadway, 12th Floor
New York, New York 10006
Facsimile: 212-269-2675

The Company:	Thomas K. Sterner
Chairman of the Board and Chief Executive Officer
Fraternity Community Bancorp, Inc.
764 Washington Boulevard
Baltimore, Maryland 21230
Facsimile: 410-752-3806

With a copy to:	Joel E. Rappoport, Esq.
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC 20005
Facsimile: 202-204-5620

9. Governing Law and Choice of Forum. Unless applicable federal law or regulation is deemed controlling, Maryland law shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained in the United States District Court for the State of Maryland or, if there is no basis for federal jurisdiction, in the Circuit Court for Baltimore City. The Stilwell Group, the Stilwell Group Members the Nominee agree that the United States District Court for the State of Maryland and the Circuit Court for Baltimore City may exercise personal jurisdiction over them in any such actions.

10. Severability. If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties. Except as otherwise expressly provided, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any shareholder of the Company, other than the parties to the Agreement. Nothing contained herein shall prohibit any Stilwell Group Member from transferring any portion or all of the shares of Company Common Stock owned thereby at any time to any affiliate of the Stilwell Group or any other Stilwell Group Member but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company prior to such transfer) to be bound by the terms of this Agreement (any such transferee shall be included in the terms “Stilwell Group” and “Stilwell Group Member”).

12. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants shall survive the execution and delivery of this Agreement and shall continue for the term of this Agreement unless otherwise provided.

13. Amendments. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by all of the parties.

14. Definitions. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

(a) The term “acquire” means every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(b) The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

(c) The term “affiliate” means, with respect to any person, a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such other person.

(d) The term “beneficial owner” shall have the meaning ascribed to it, and be determined in accordance with, Rule 13d-3 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Exchange Act of 1934.

(e) The term “change in control” denotes circumstances under which: (i) any person or group becomes the beneficial owner of shares of capital stock of the Company or the Association representing 25% or more of the total number of votes that may be cast for the election of the Boards of Directors of the Company or the Association, (ii) the persons who were directors of the Company or the Association cease to be a majority of the Board of Directors, in connection with any tender or exchange offer (other than an offer by the Company or the Association), merger or other business combination, sale of assets or contested election, or combination of the foregoing, or (iii) shareholders of the Company or the Association approve a transaction pursuant to which substantially more than 50% of the assets of the Company or the Association will be sold.

(f) The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

(g) The term “group” has the meaning as defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

(h) The term “person” includes an individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, syndicate, entity, or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.

(i) The term “transfer” means, directly or indirectly, to sell, gift, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Company Common Stock or any interest in any Company Common Stock; provided, however, that a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the transfer of any common stock beneficially owned by the Stilwell Group or a Stilwell Group Member.

(j) The term “vote” means to vote in person or by proxy, or to give or authorize the giving of any consent as a shareholder on any matter.

15. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

16. Duty to Execute. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

17. Termination. This Agreement shall cease, terminate and have no further force and effect upon the expiration of the term as set forth in Section 6, unless earlier terminated pursuant to Section 5 hereof or by mutual written agreement of the parties.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned and is effective as of the day and year first above written.

STILWELL VALUE PARTNERS II, L.P.

By:	Stilwell Value LLC
General Partner

By:	/s/ Joseph Stilwell
Joseph Stilwell
Managing Member

STILWELL VALUE PARTNERS VII, L.P.

By:	Stilwell Value LLC
General Partner

By:	/s/ Joseph Stilwell
Joseph Stilwell Managing Member

STILWELL ACTIVIST INVESTMENTS, L.P.

By:	Stilwell Value LLC
General Partner

By:	/s/ Joseph Stilwell
Joseph Stilwell
Managing Member

STILWELL PARTNERS, L.P.

By:	/s/ Joseph Stilwell
Joseph Stilwell
General Partner

STILWELL VALUE LLC

By:	/s/ Joseph Stilwell
Joseph Stilwell
Managing Member

STILWELL ACTIVIST FUND, L.P.

By:	Stilwell Value LLC
General Partner

By:	/s/ Joseph Stilwell
Joseph Stilwell
Managing Member

JOSEPH STILWELL

By:	/s/ Joseph Stilwell
Joseph Stilwell

FRATERNITY COMMUNITY BANCORP, INC.

By:	/s/ Thomas K. Sterner
Thomas K. Sterner
Chairman of the Board and Chief Executive Officer

CORISSA J. BRIGLIA

By:	/s/ Corissa J. Briglia
Corissa J. Briglia

EXHIBIT A

Number of Shares of Company Common Stock held:

Stilwell Group Member	Number of Shares
Stilwell Value Partners II, L.P.	29,331
Stilwell Value Partners VII, L.P.	41,106
Stilwell Activist Investments, L.P.	12,957
Stilwell Partners, L.P.	26,462
Stilwell Activist Fund, L.P.	1,936
Joseph Stilwell	0
Corissa J. Briglia	0

EXHIBIT B

NON-DISCLOSURE AGREEMENT

THIS NON-DISCLOSURE AGREEMENT (this “Agreement”), is made and entered into as of the date on which it is fully executed, as indicated by signatures below, by and among Fraternity Community Bancorp, Inc. (the “Company”), the Stilwell Group (composed of Stilwell Value Partners II, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell, an individual, and their employees and representatives), and Corissa J. Briglia, a director recommended by the Stilwell Group (the “Director”).

WHEREAS, the Director is a member of the Board of Directors of the Company and its wholly owned subsidiary, Fraternity Federal Savings and Loan Association (the “Association”);

WHEREAS, the Company, the Stilwell Group and the Director have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

1. In connection with the Director serving on the Boards of Directors of the Company and the Association, the Director and other Company employees, directors, and agents may divulge nonpublic information concerning the Company and its subsidiaries to the Stilwell Group and such information may be shared among the Stilwell Group’s employees and agents who have a need to know such information. The Stilwell Group expressly agrees to maintain all nonpublic information concerning the Company and its subsidiaries in confidence. The Stilwell Group expressly acknowledges that federal and state securities laws may prohibit a person from purchasing or selling securities of a company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities, while the first-mentioned person is in possession of material nonpublic information about such company. The Stilwell Group agrees to comply with the Company’s insider trading policies and procedures, as in effect from time to time, to the same extent as if it were a director of the Company. To the extent any nonpublic information concerning the Company and its subsidiaries received by the Stilwell Group is material, this Agreement is intended to satisfy the confidentiality agreement exclusion of Regulation FD of the U.S. Securities and Exchange Commission (the “SEC”) set forth in Rule 100(b)(2)(ii) of Regulation FD of the SEC.

2. Each of the Stilwell Group and the Director represents and warrants to the Company that this Agreement has been duly and validly authorized (in the case of the entity members of the Stilwell Group), executed and delivered by them, and is a valid and binding agreement enforceable against them in accordance with its terms.

3. The Director hereby further confirms to the Company that no event has occurred with respect to the Director that would require disclosure in a document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, under Item 401(f) or Item 404(a) of SEC Regulation S-K.

4. The Stilwell Group acknowledges that with regard to its obligations to maintain the confidentiality of nonpublic information of the Company and its subsidiaries, monetary damages may not be a sufficient remedy for any breach or threatened breach of this Agreement and that, in addition to all other remedies, the Company may be entitled to seek specific performance and injunctive or other equitable relief as a remedy for such breach, and agrees that in conjunction therewith the Company shall not be required to post any bond.

5. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein, including the Confidentiality Agreement dated September 17, 2014 between the parties.

6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to choice of law principles that may otherwise compel the application of the laws of any other jurisdiction. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts sitting in the State of Maryland to resolve any dispute arising from this Agreement and waives any defense of inconvenient or improper forum.

7. The terms and provisions of this Agreement shall be deemed severable and, in the event any term or provision hereof or portion thereof is deemed or held to be invalid, illegal or unenforceable, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties, and, in any event, the remaining terms and provisions of this Agreement shall nevertheless continue and be deemed to be in full force and effect and binding upon the parties.

8. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

9. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the undersigned as this          day of                  2014.

STILWELL VALUE PARTNERS II, L.P.

By:	Stilwell Value LLC
General Partner

By:
Joseph Stilwell
Managing Member

STILWELL VALUE PARTNERS VII, L.P.

By:	Stilwell Value LLC
General Partner

By:
Joseph Stilwell Managing Member

STILWELL ACTIVIST INVESTMENTS, L.P.

By:	Stilwell Value LLC
General Partner

By:
Joseph Stilwell
Managing Member

STILWELL PARTNERS, L.P.

By:
Joseph Stilwell
General Partner

STILWELL VALUE LLC

By:
Joseph Stilwell
Managing Member

STILWELL ACTIVIST FUND, L.P.

By:	Stilwell Value LLC
General Partner

By:
Joseph Stilwell
Managing Member

JOSEPH STILWELL

By:
Joseph Stilwell

FRATERNITY COMMUNITY BANCORP, INC.

By:
Thomas K. Sterner
Chairman of the Board and Chief Executive Officer

CORISSA J. BRIGLIA

By:
Corissa J. Briglia